UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2014

US ECOLOGY, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-11688	95-3889638
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

251 E. Front Street, Suite 400Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 7, 2014, the Board of Directors of US Ecology, Inc. (the “Company”) approved a form of indemnification agreement (the “Indemnification Agreement”) and authorized the Company to enter into an Indemnification Agreement with each of the current directors and executive officers of the Company (collectively, the “Indemnitees”). The Indemnification Agreement supplements and furthers the indemnification provisions already contained in the Company’s certificate of incorporation and bylaws and generally provides that the Company shall indemnify the Indemnitees to the fullest extent permitted by Delaware law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred by the Indemnitees in connection with their service as a director or officer. The Indemnification Agreement also provides for rights to advancement of expenses and contribution. The Company anticipates that it will enter into a substantially similar Indemnification Agreement with any new directors or executive officers.

The description of the Indemnification Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement between the Company and each of the Indemnitees which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference; which form will be executed by other appointed or elected directors and other Company employees as considered appropriate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

US Ecology, Inc.
(Registrant)
Date: November 12, 2014	/s/ Eric L. Gerratt
Eric L. Gerratt Executive Vice President and Chief Financial Officer

3